Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Equity Incentive and 2017 Non-Employee Director Plans of KCAP Financial, Inc. of our report dated March 9, 2017, with respect to the combined financial statements of the Asset Manager Affiliates, included in KCAP Financial, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

June 8, 2017